Exhibit 99.1

Certification of the Chief Executive Officer
and the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Employees’ Voluntary Investment and Savings Plan of International Multifoods Corporation (the “Plan”) on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ralph P. Hargrow, the Chief Executive Officer of the Plan and John E. Byom, the Chief Financial Officer of the Plan, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan, for the period covered by the Report.

/s/ Ralph P. Hargrow

Ralph P. Hargrow

Chief Executive Officer

/s/ John E. Byom

John E. Byom

Chief Financial Officer

Date: June 25, 2003

A signed original of this written statement required by Section 906 has been provided to International Multifoods Corporation and will be retained by International Multifoods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.